As filed with the Securities and Exchange Commission on July 2, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iCAD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	02-0377419
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

98 Spit Brook Road, Suite 100,

Nashua, New Hampshire 03062

(Address of Principal Executive Offices) (Zip Code)

2024 Omnibus Equity Incentive Plan

2016 Stock Incentive Plan, as amended

(Full Title of the Plan)

Dana Brown

Chief Executive Officer

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(603) 882-5200

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy requested to:

Jeffrey A. Baumel, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by iCAD, Inc., a Delaware corporation (the “Registrant”), to register 2,000,000 shares of the Registrant's common stock, par value $0.01 per share (“Common Stock”), issuable to eligible officers, employees, non-employee directors and consultants of the Registrant and its subsidiaries under the iCAD, Inc. 2024 Omnibus Equity Incentive Plan (the “2024 Plan”). This Registration Statement is also being filed by the Registrant to register 2,100,000 shares of Common Stock to eligible persons under the iCAD, Inc. 2016 Stock Incentive Plan, as amended December 2018 and July 2021 (the “2016 Plan”), which shares are in addition to the shares registered on the Registrant’s previous Registration Statement on Form S-8 (Registration No. 333-211656) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”) on May 26, 2016 and the shares registered on the Registrant’s previous Registrant Statement on Form S-8 (Registration No. 333-229453) filed by the Registrant with the SEC on January 31, 2019.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the SEC (other than portions of such documents which are furnished and not filed) are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024 (the “Annual Report”);
•	The information specifically incorporated by reference into the Annual Report from the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024;
•	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 15, 2024;
•	The Registrant’s Current Reports on Form 8-K, filed with the SEC on January 25, 2024, February 26, 2024, and June 14, 2024; and
•	The description of the Registrant’s common stock which is contained in Exhibit 4 of the Annual Report referred to above.

In addition, all documents filed with the SEC by the Registrant (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the SEC. Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (the “DGCL”), our amended and restated certificate of incorporation, our amended and restated bylaws, and the agreements referred to below.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

The Registrant has entered into indemnification agreements with each of its directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect of indemnification. The indemnification agreements provided that the Registrant will pay certain amounts incurred in connection with any action, suit, investigation or proceeding arising out of or relating to the performance of services by the director or officer, or by acting as a director, officer or employee.

The Registrant has obtained directors’ and officers’ liability insurance which covers certain liabilities, including liabilities to the Registrant and the Registrant’s stockholders.

The Registrant’s certificate of incorporation, as amended, eliminates, to the fullest extent permitted by the DGCL, a director’s personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s bylaws, as amended and restated, provide that the Registrant will indemnify its officers and directors to the full extent permitted by the laws of the State of Delaware and the employment agreements with the Registrant’s executive officers and indemnification agreements between the Registrant and its directors and certain of its officers provide that the Registrant will indemnify them to the full extent provided by the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See attached exhibit list.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

See Exhibit Index appearing immediately after the signature page to this registration statement, which is incorporated by reference in this Item 8.

Exhibit Index

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the SEC on August 6, 2015).

4.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 21, 2021).

4.3	Amended and Restated By-laws (incorporated by reference to Exhibit 3(b) to the Current Report on Form 10-K filed with the SEC on March 17, 2008).

5.1*	Opinion of Dentons US LLP

23.1*	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm

23.2*	Consent of Dentons US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the Signature Page of this Registration Statement)

99.1*	The iCAD, Inc. 2024 Omnibus Equity Incentive Plan

99.2*	The iCAD, Inc. 2016 Stock Incentive Plan, as amended

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashua, State of New Hampshire, on July 2, 2024.

iCAD, Inc.

By:	/s/ Dana Brown
Dana Brown Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby severally and individually constitutes and appoints Dana Brown and Eric Lonnqvist, and each of them, the true and lawful attorneys-in-fact and agents with full power of substitution, of each of him or her to execute in the name, place and stead of each of him and her (individually and in any capacity stated below) this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, in each case which relates to this Registration Statement, and all instruments necessary or advisable in connection therewith and to file the same with the SEC, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and he or she hereby ratifies and confirms his or her signature as it may be signed by his or her said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dana Brown Dana Brown	Chief Executive Officer, President and Director (Principal Executive Officer)	July 2, 2024

/s/ Eric Lonnqvist Eric Lonnqvist	Chief Financial Officer (Principal Financial and Accounting Officer)	July 2, 2024

/s/ Hedvig Hricak Hedvig Hricak, MD, Ph.D.	Director	July 2, 2024

/s/ Michael John Doyle Michael John Doyle	Director	July 2, 2024

/s/ Rakesh Patel, MD Rakesh Patel, MD	Director	July 2, 2024

/s/ Andy Sassine Andy Sassine	Director	July 2, 2024

/s/ Susan Wood Susan Wood, Ph.D.	Director	July 2, 2024